                                                                    Exhibit 99.5

P R O X Y

                     PRELIMINARY COPY--SUBJECT TO COMPLETION

                     NATIONAL COMMERCE FINANCIAL CORPORATION
                               ONE COMMERCE SQUARE
                            MEMPHIS, TENNESSEE 38150

          SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [_______], 2004

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints [___________] and [__________], and each of them, proxies with full power of substitution, to vote for the undersigned all shares of common stock of National Commerce Financial
Corporation, that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the "Special Meeting") to be
held at the Auditorium at National Bank of Commerce, Concourse Level, Commerce
Tower, One Commerce Square, Memphis, Tennessee 38150 on [______], 2004,
beginning at [____], local time, and at any adjournments or postponements thereof, upon the matters described on reverse and in the accompanying Joint
Proxy Statement-Prospectus dated [______], 2004, and upon any other business that may properly come before such Special Meeting or any adjournments thereof.

            Pursuant to the Joint Proxy Statement-Prospectus, said proxies are directed to vote as indicated on the reverse hereof, and otherwise as the Board of Directors may recommend with respect to any other business that may properly come before the meeting or at any adjournment or postponement thereof.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL
OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 7, 2004, BY AND BETWEEN
SUNTRUST BANKS, INC. AND NATIONAL COMMERCE FINANCIAL CORPORATION.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

         Proposal 1 is more fully described in the Joint Proxy
Statement-Prospectus that accompanies this proxy. You are encouraged to read the
Joint Proxy Statement-Prospectus carefully.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF PROPERLY EXECUTED AND NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. THE BOARD OF
DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                                   PROPOSAL 1:

To approve the Agreement and Plan of Merger, dated as of May 7, 2004, by and between SunTrust Banks, Inc. and National Commerce Financial Corporation (the
"Merger Agreement"), as described in the Joint Proxy Statement-Prospectus and the Merger Agreement.

                     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

         Proposal 2 is more fully described in the Joint Proxy
Statement-Prospectus that accompanies this proxy. You are encouraged to read the
Joint Proxy Statement-Prospectus carefully.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF PROPERLY EXECUTED AND NO
DIRECTION IS GIVEN, IF NECESSARY, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 2. THE
BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                   PROPOSAL 2:

To adjourn or postpone the NCF Special Meeting, if necessary, for the purpose of soliciting additional proxies.

                     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

                                   ---------------------------------------------
                                   Signature of Shareholder

                                   Date:
                                        ----------------------------------------

                                   IMPORTANT: Please date and sign this Proxy
                                   exactly as your name or names appear hereon;
                                   if shares are held jointly, all joint owners
                                   must sign. An executor, administrator,
                                   trustee, guardian, or other person signing in
                                   a representative capacity, must give his or
                                   her full title. A corporation must sign in
                                   full corporate name by its president or other
                                   authorized officer. A partnership must sign
                                   in partnership name by an authorized person.

 -------------------------------------------------------------------------------
                             (Fold and detach here)

         DETACH CARD: Please detach proxy at perforation before mailing.

                OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET.

               IF YOU ARE VOTING BY TELEPHONE OR VIA THE INTERNET,
                         PLEASE DO NOT MAIL YOUR PROXY.

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         VOTE BY TELEPHONE                     VOTE BY INTERNET                      VOTE BY MAIL
 Call TOLL-FREE using a touch-tone      Go online to WWW.VOTEPROXY.COM         Return your proxy in the
               phone                          to cast your vote.           POSTAGE-PAID envelope provided.
           1-800-PROXIES.
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                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

         Your telephone or Internet vote must be received by [_____], New York
City time on [_____], 2004, to be counted in the final tabulation.

Your control number is:
                       ------------------------------

VOTE BY TELEPHONE

Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have the proxy card available when you call.

VOTE BY INTERNET

Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Ms. M.J.A. "Jekka" Pinckney, Corporate
Secretary, National Commerce Financial Corporation, One Commerce Square,
Memphis, Tennessee 38150.

TO CHANGE YOUR VOTE

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before [__]. New York City time, on [_______], 2004, will be the one counted. You may also revoke your proxy by voting in person at the
Special Meeting.